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                                                                    EXHIBIT 99.1


                                                                    News Release

                TRANSWITCH CORPORATION ANNOUNCES ACQUISITION OF
                -----------------------------------------------

                              ADV ENGINEERING S.A.
                              --------------------

             European Acquisition Expands TranSwitch's Reach in the
                         MULTI-SERVICE, ACCESS PLATFORM

(Shelton, CT) January 25, 2001 -- TranSwitch Corporation (NASDAQ:TXCC) today announced the acquisition of privately held French fabless semiconductor company ADV Engineering S.A. in a transaction that will be accounted for as a purchase. In connection with the acquisition, TranSwitch issued 129,971 shares of its Common Stock, and, subject to accomplishment of certain goals over the next twelve months, the transaction will involve the issuance of up to an additional $5 Million dollars in cash or TranSwitch Common Stock. ADV will operate as a wholly owned subsidiary of TranSwitch. ADV's team of sixteen employees is based in Toulouse, France.

ADV Engineering S.A. brings to TranSwitch a highly skilled staff of innovative ASIC and VLSI engineers with extensive design expertise in the development of high performance and high quality semiconductors for embedded systems - with experience in communications protocols, including T1/E1, and related software and hardware solutions. ADV's expertise will be used in TranSwitch's design and development of products serving the multi-service access platform.

"Prior to this acquisition, TranSwitch benefited from ADV's knowledge and expertise by engaging them on a contract basis in the development of several VLSI devices. ADV has been working closely with our design engineers in Shelton, CT, and our European Design Center in Lausanne, Switzerland for quite some time," stated Dr. Santanu Das, President and CEO of TranSwitch Corporation. "Joining forces with ADV's engineering team, located in the technology-rich academic and industrial area of Toulouse, will enable TranSwitch to accelerate its internal development efforts and expand its technology capabilities to better serve our customers, the original equipment manufacturers who serve our three fast-growing end markets: the worldwide public network infrastructure, the Internet infrastructure, and corporate wide area networks (WANs)," concluded Dr. Das.

                                    - more -
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TRANSWITCH CORPORATION ANNOUNCES ACQUISITION OF ADV. - CONTINUED          PAGE 2


"ADV is very excited and honored to join forces with TranSwitch, a company which is recognized in Europe and the rest of the world as a leader in the communications semiconductor industry," stated Robert Bousquet, President and CEO of ADV. "This acquisition is extremely strategic for both companies as we combine our technical expertise to offer comprehensive communications semiconductor solutions to our customers," concluded Mr. Bousquet.
                                      ###
ABOUT TRANSWITCH CORPORATION:
TranSwitch Corporation, headquartered in Shelton, Connecticut, is a leading developer and global supplier of innovative high-speed VLSI semiconductor solutions - Connectivity Engines (TM)- to original equipment manufacturers who serve three fast-growing end-markets: the Worldwide Public Network Infrastructure, the Internet Infrastructure, and corporate Wide Area Networks
(WANs). Combining its in-depth understanding of applicable global communication standards and its world-class expertise in semiconductor design, TranSwitch Corporation implements communications standards in VLSI solutions which deliver high levels of performance. Committed to providing high-quality products and service, TranSwitch is ISO 9001 registered. Detailed information on TranSwitch products, news announcements, seminars, service and support is available on TranSwitch's home page at the World Wide Web site - http://www.transwitch.com.

ABOUT ADV ENGINEERING S.A.
ADV Engineering S.A., headquartered in Ramonville/Toulouse France, is a design center focused on the development of digital complex Ips, SOCs, ASICs and FPGAs. As a spin off of ACTIVCARD, ADV's background comes from 15 years of experiences in the domain of Telecommunications, Aerospace Defense Energy and Transport. ADV develops high performance and high quality VLSI innovative solutions. ADV has developed a strong digital culture in partnerships with ALCATEL, ATMEL, French and European NASA, and TranSwitch Corporation. Combining a high level of quality, an expertise in semi conductor designs and a strong software culture, ADV provides services and cooperate to long term collaborative R&D programs. For more information on ADV's products, news, general information, please consult our web site: www.adv.fr
                                      ###
Forward-looking statements in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that all forward-looking statements involve risks and uncertainties, including without limitation, risks of dependence on third-party VLSI fabrication facilities, intellectual property rights and litigation, risks in connection with the integration of acquired businesses, risks in technology development and commercialization, risks in product development and market acceptance of and demand for the Company's products, risks of downturns in economic conditions generally, and in the telecommunications and data communications markets and the semiconductor industry specifically, risks associated with competition and competitive pricing pressures, risks associated with foreign sales and high customer concentration and other risks detailed in the Company's filings with the Securities and Exchange Commission.

TranSwitch is a registered trademark of TranSwitch Corporation.

FOR MORE INFORMATION CONTACT:
Mary Lombardo                             Robert Bousquet
TranSwitch Corporation                    ADV Engineering S.A.
Email: mary@txc.com                       Phone: +33 (5) 62 88 79 79
       ------------                       Fax: +33 (5) 62 88 79 78
Phone: (203) 929-8810
Fax:   (203) 926-9453